Item 77C          Submission of matters to a vote of security holders

A special meeting of the shareholders of FFTW Funds, Inc. was held on November 19, 1999. The results of votes taken among shareholders on proposals are listed below.

For the Worldwide Portfolio and the Worldwide-Hedged Portfolio

Proposal 1

To approve revised Advisory Agreements between the Fund on behalf of the Portfolios and Fischer Francis Trees & Watts, Inc. (the
"Investment Adviser").
                                                     Pass/Fail
Worldwide Portfolio                                  Fail
Worldwide-Hedged Portfolio                           Pass

Proposal 2

To approve revised Sub-Advisory Agreements between the Investment Adviser on behalf of the Portfolios and Fischer Francis Trees and Watts (the "Investment Sub-Adviser").
                                                     Pass/Fail
Worldwide Portfolio                                  Fail
Worldwide-Hedged Portfolio                           Pass

Proposal 3

To reclassify, revise or eliminate certain fundamental investment restrictions of the Portfolios.

Proposal 3A: Repurchase Agreements
Proposed that this fundamental restriction be reclassified as a non-fundamental restriction: "The Portfolio may not enter into repurchase agreements if, as a result thereof, more than 25% of its total assets would be subject to repurchase agreements."
                                                     Pass/Fail

Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass

Proposal 3B: Purchasing or Selling of Commodities

Proposed Text: "Each Portfolio may not purchase or sell physical commodities or related commodity contracts."

                                                     Pass/Fail
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass

For the U.S. Short-Term Portfolio
Proposal 1
To approve a revised Advisory Agreements between the Fund on behalf of the Portfolio and Fischer Francis Trees and Watts, Inc. (the "Investment Adviser");

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Fail

Proposal 2
To reclassify, revise or eliminate certain fundamental investment restrictions of the Portfolio;

Proposal 2A: Diversification

Proposed Text: "The Portfolio may not invest more than 5% of its total assets in the securities of any issuer (other than securities issued by the U.S. Government, its agencies and instrumentalitites, and repurchase agreements), or purchase of more than 10% of the voting securities of any one issuer, with respect to 75% of the Portfolio's assets."

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass


Proposal 2B: Repurchase Agreements

Proposed that this fundamental restriction be reclassified as a non-fundamental restriction: "The Portfolio may not enter into repurchase agreements if, as a result thereof, more than 25% of its total assets would be subject to repurchase agreements."

                                                     Pass/Fail

U.S. Short-Term Portfolio                   Pass


Proposal 2C: Industry Concentration

Proposed Text: "The Portfolio may not invest more than 25% of its total assets in the securities of any industry (other than U.S. Government Securities, the banking industry and the finance industry). For purposes of this test, finance will be deemed to include all asset-backed securities."

                                                     Pass/Fail

U.S. Short-Term Portfolio                   Pass


Proposal 2D: Purchasing or Selling of  Commodities

Proposed Text: "Each Portfolio may not purchase or sell physical commodities or related commodity contracts."

                                                     Pass/Fail

U.S. Short-Term Portfolio                   Pass


For all active portfolios:
Proposal 1
To elect the following Directors of the Fund*:
Stephen P. Casper
Saul H. Hymans
Andrea Redmond
                                                     Pass/Fail
U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Pass
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Pass
Emerging Markets Portfolio                           Pass

* Additionally, the following individuals will continue to serve as Directors of the Fund:
John C Head III
Lawrence B. Krause
Onder John Olcay

Proposal 2

To reclassify, revise, or eliminate certain fundamental investment restrictions of the Portfolios;
Proposal 2A:  Borrowing Money
Proposed Text: "Portfolios may not borrow money, except in conformity with the limits set forth in the 1940 Act; notwithstanding the foregoing, short-term credits necessary for settlement of securities of transactions are not considered borrowings."
                                                     Pass/Fail
U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Fail


         Proposal 2B: Issuing Senior Securities

Proposed text: "Portfolios may not issue senior securities, except to the extent permitted under the 1940 Act."

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Fail

Proposal 2C: Purchasing Securities on Margin
Proposed that this fundamental restriction be reclassified as a non-fundamental restriction: "Portfolios may not purchase securities on margin (although deposits referred to as "margin" will be made in connection with investments in futures contracts, as explained above, and a Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales
of securities)."                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Fail


Proposal 2D: Making Short Sales of Securities

Proposed that this fundamental restriction be eliminated: "Portfolios may not make short sales of securities (does not include options, futures, options on futures or forward currency contracts)."

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Fail

Proposal 2E: Investing for Control

Proposed that this fundamental restriction be reclassified as a non-fundamental restriction: "Portfolios may not invest in companies for the purpose of exercising control or management."



                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Pass


Proposal 2F: Investing in Issuers in which Fund Management Invests

Proposed that this fundamental restriction be reclassified as a non-fundamental restriction: "Each Portfolio is prohibited from purchasing or retaining securities of any issuer if the officers, directors or trustees of the Fund, or its advisors, or managers own beneficially more than one half of one percent of the securities of an issuer, or together own beneficially more than five percent of the securities of that issuer."

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Pass

Proposal 2G: Investing in Other Investment Companies
Proposed that this fundamental restriction be eliminated: "Each Portfolio is prohibited from the investment in securities of other investment companies, except by purchase in the open market where no commission or profit to sponsor or dealer results from the purchase other than the customary broker's commission, or except when the purchase is part of a plan of merger, consolidation,reorganization or acquisition."

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Pass


Proposal 2H: Investing in Unseasoned Issuers or Restricted Securities

Proposed that this fundamental restriction be reclassified as a non-fundamental restriction: "Each Portfolio is prohibited from the investment of more than fifteen percent (15%) of (the Portfolio's) total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation or securities of issuers which are restricted as to disposition."

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Fail
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Fail
Emerging Markets Portfolio                           Pass

Proposal 3:
Ratification of the selection of KPMG LLP as Independent Auditors.

                                                     Pass/Fail

U.S. Short-Term Portfolio                            Pass
Limited Duration Portfolio                           Pass
Mortgage-Backed Portfolio                            Pass
Global Tactical Exposure Portfolio                   Pass
Worldwide Portfolio                                  Pass
Worldwide-Hedged Portfolio                           Pass
International Portfolio                              Pass
Emerging Markets Portfolio                           Pass